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EXHIBIT 8.2


                            TRUMAN BODDEN & COMPANY
                                ATTORNEYS-AT-LAW
                                 P.O. Box  866
                            Anderson Square Building
                       Grand Cayman, British West Indies


April 28, 1998

Fruit of the Loom, Ltd.
P.O. Box 31311 SMB
Safehaven Corporate Centre
Grand Cayman
Cayman Islands




Dear Sirs,

This opinion is delivered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Fruit of the Loom, Ltd., a Cayman Islands' company ("FTL-Cayman") under the Securities Act of 1933, as amended (the "Act"), relating to (i) 67,592,824 Class A ordinary shares, par value
$0.01 per share, in the capital of FTL-Cayman (the "Class A Shares").   The
Class A Shares will be issued in connection with the merger of FTL Merger Corp., a Delaware corporation and a wholly-owned subsidiary of FTL-Cayman, with and into Fruit of the Loom, Inc., a Delaware corporation.

For the purposes of giving this opinion, we have examined the Registration Statement.

We are Attorneys-at-Law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date hereof. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Registration Statement nor upon the commercial terms of the transactions contemplated by the Registration Statement.

Based upon the foregoing examinations and assumptions and upon searches as we have conducted and having regard to


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legal consideration which we deem relevant, we are of the opinion that the statements made in the Registration Statement under the caption "Certain Tax Considerations - Cayman Island Tax Consequences", insofar as they purport to constitute summaries of matters of Cayman Islands' tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of our opinions of the matters described therein in all material respects.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other persons without our prior written consent. This opinion is governed by and shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and all references to our name in the Registration Statement.


Yours faithfully,

\s\Truman Bodden & Company


Truman Bodden & Company











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